UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2022

Enjoy Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39800	98-1566891
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3240 Hillview Ave Palo Alto, California	94304
(Address of principal executive offices)	(Zip Code)

(888) 463-6569

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	ENJYQ	*
Warrants to purchase common stock	ENJYWQ	*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

*	The registrant’s common stock and warrants began trading exclusively on the OTC Pink Marketplace on July 11, 2022 under the symbols “ENJYQ” and “ENJWQ”, respectively.

Item 7.01	Regulation FD Disclosure.

On July 25, 2022, Enjoy Technology, Inc. (the “Company”) and certain of its subsidiaries entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Asurion, LLC to sell certain of its assets pursuant to a sale conducted under Section 363 of the U.S. Bankruptcy Code, excluding the Company’s non-U.S. subsidiaries, which may constitute a sale of substantially all of the Company’s assets under Delaware corporate law. The Purchase Agreement provides for aggregate consideration in the amount of up to $110,000,000 subject to various deductions including a $23,800,000 holdback amount (the “Holdback”). The Holdback is comprised of (i) deferred revenue, (ii) customer chargebacks, (iii) post-closing residuals and (iv) inventory losses, and such amount earned, if any, will be released to the Company within eight months following closing of the transaction. Additional information regarding the sale and the Company’s reorganization under Chapter 11 of the U.S. Bankruptcy Code can be found in the main case docket for In re Enjoy Technology, Inc., et al., pending in the United States Bankruptcy Court for the District of Delaware, case number 22-10580.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENJOY TECHNOLOGY, INC.
Dated: July 25, 2022

	By:	/s/ Ron Johnson
Ron Johnson
Chief Executive Officer